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                                                                     EXHIBIT 5.1

                         [HALE AND DORR LLP LETTERHEAD]

                                  HALEDORR.COM
                       60 STATE STREET - BOSTON, MA 02109
                         617-526-6000 - fax 617-526-5000


                                        October 15, 2003

MKS Instruments, Inc.
Six Shattuck Road
Andover, MA  01810
Attention:  President

      Re: Registration Statement on Form S-3

Ladies and Gentlemen:

      This opinion is furnished to you in connection with a Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of an aggregate of 5,150,000 shares of Common Stock, no par value per share (the "Shares"), of MKS Instruments, Inc., a Massachusetts corporation (the "Company"), all of which may be offered from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act. Of the Shares, 1,150,000 shares are being registered on behalf of the Company (the "Company Shares") and 4,000,000 shares are being registered on behalf of certain stockholders (the "Selling Stockholders") of the Company (the "Selling Stockholder Shares").

      We are acting as counsel for the Company in connection with the registration for resale of the Shares. We have examined signed copies of the Registration Statement to be filed with the Commission. We have also examined and relied upon minutes of meetings of the stockholders and the Board of Directors of the Company as provided to us by the Company, stock record books of the Company as provided to us by the Company, the Articles of Organization and By-Laws of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

      In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

      Our opinion in paragraph 2 below, insofar as it relates to the Selling Stockholder Shares being fully paid, is based solely on a certificate of the Chief Financial Officer of the Company confirming the Company's receipt of the consideration called for by the applicable resolutions authorizing the issuance of such shares.

      We assume that the appropriate action will be taken, prior to the offer and sale of the Shares, to register and qualify the Shares for sale under all applicable state securities or "blue sky" laws.

We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the Commonwealth of Massachusetts and the federal laws of the United States of America.
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MKS Instruments, Inc.
Page 2
October 15, 2003


      Based upon and subject to the foregoing, we are of the opinion that:

            1. With respect to the Company Shares, when (i) the Company Shares are specifically authorized for issuance by the Company's Board of Directors or an authorized committee thereof (the "Authorizing Votes"), (ii) the Registration Statement has become effective under the Securities Act, (iii) the terms of the sale of the Company Shares have been duly established in conformity with the Company's Articles of Organization and By-laws, each as restated and/or amended to date, and assuming such terms and sale do not violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iv) the Company Shares have been issued and sold as contemplated by the Registration Statement, and (v) the Company has received the consideration provided for in the Authorizing Votes and such consideration per share is not less than the par value per share of the Company's Common Stock, the Company Shares will be duly authorized, validly issued, fully paid and nonassessable.

            2. The Selling Stockholder Shares have been duly authorized and are validly issued, fully paid and nonassessable.

      It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

      Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

      We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related prospectus under the caption "Legal Matters." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                                          Very truly yours,


                                                          /S/ HALE AND DORR LLP


                                                          HALE AND DORR LLP